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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 28, 2010

COASTAL CARIBBEAN OILS & MINERALS, LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-4668	59-3535315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, Church Street, Hamilton HM DX Bermuda		None
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (850) 878-2411

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On April 28, 2010, the Company and its wholly owned subsidiary Coastal Petroleum Company (“Coastal”) received and accepted a $50,000 payment and election of extension of time to exercise the first option under a letter agreement with Robert J. Angerer, Sr. (Mr. Angerer) a Director and the Chairman of the Board of Directors for both the Company and Coastal.  The agreement was entered into to provide funding of immediate cash needs and granted Mr. Angerer an option to fund the Company’s and Coastal’s future obligations.  On April 29, 2010, Phillip W. Ware, President of the Company and Coastal, issued a press release announcing the above described election to extend  the time to exercise the first option under the agreement.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.
The following exhibits are being furnished with this Report:

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coastal Caribbean Oils & Minerals, Ltd (Registrant)

Date: April 29, 2010

/s/ PhillipW. Ware
Phillip W. Ware
Chief Executive Officer and Chief Financial Officer